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                                                                  Exhibit 10.6-A


                                                                  EXECUTION COPY
                                                                  --------------


                                   AGREEMENT
                                   ---------


     AGREEMENT (this "Agreement") dated as of February 5, 1998, effective for all purposes and respects as of December 1, 1997, by and between VISTANA, INC., a Delaware corporation (the "Company"), and JOHN M. SABIN ("Sabin").


                             W I T N E S S E T H:
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     WHEREAS, Sabin has been employed by the Company as its Senior Vice
President, Chief Financial Officer and Treasurer pursuant to that certain Employment Agreement dated as of February 10, 1997 (the "Employment Agreement") between the Company and Sabin; and

     WHEREAS, on November 11, 1997, the Company gave Sabin notice of its desire to terminate the Employment Agreement; and

     WHEREAS, the Company and Sabin desire to enter into this Agreement to resolve certain matters relating to Sabin's employment by the Company.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

     1. Effect on Contract Employment. Sabin's employment by the Company pursuant to the Employment Agreement shall be terminated as of December 1, 1997 (the "Notice Date"). All provisions of the Employment Agreement shall survive in accordance with their respective terms, except as otherwise set forth herein.

     2.   Compensation; Severance Amount.

          (a) The Company shall pay Sabin all compensation and other benefits set forth in the Employment Agreement through the Notice Date.

          (b)  Subject to Section 4(b) hereof, and after giving effect to
Section 2(d) hereof, from and after the Notice Date, the Company shall pay Sabin an aggregate of $520,000 (the "Severance Amount") in 24 equal monthly installments of $21,667.67 commencing on the first business day of December 1997 and continuing on the first business day of each calendar month thereafter until the Severance Amount is paid in full (it being understood that the Severance Amount may, upon mutual agreement of the parties, be paid in 52 bi-weekly payments of $10,000 in accordance with the Company's regular payroll practices). All payments of the Severance Amount shall be made less all applicable tax withholding and deductions.
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          (c)  On or before February 6, 1998, the Company shall determine the amount of accrued vacation pay (net of any vacation time utilized by Sabin through the Notice Date) to which Sabin was entitled as of the Notice Date, and deliver a check payable to the order of Sabin in the amount of such accrued vacation pay less all applicable tax withholding and deductions.

          (d) On or before February 6, 1998, the Company shall pay to Sabin $9,615.40, which amount represents the difference between the Severance Amount payable to Sabin pursuant to Section 2(b) hereof and the Base Salary (as defined in the Employment Agreement) paid to Sabin from and after the Notice Date through February 6, 1997.

     3.   At-Will Employment.

          (a) From and after the Notice Date, Sabin shall continue to be employed by the Company as the Company's Senior Vice President and Treasurer; provided, however, that Sabin agrees that (i) Sabin's employment by the Company pursuant to this Section is not for any specified term, is at-will and may be terminated by the Company or Sabin at any time, for any reason, for cause or without cause, without any liability whatsoever, except for the obligation of the Company to make the payments provided for herein; (ii) the Company may dismiss Sabin without regard to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of employment of the Company employees or any statements made to Sabin, whether made orally or contained in any document or instrument, pertaining to Sabin's relationship with the Company; and (iii) in light of the other agreements of the Company set forth herein, Sabin shall not be entitled to any compensation, other than monthly installments of the Severance Amount during his employment by the Company pursuant to this Section.

          (b) From and after the Notice Date, Sabin shall cease to be the Company's chief financial officer.

          (c) During Sabin's employment by the Company pursuant to this Section, Sabin shall be entitled to continue his participation in the group insurance programs under which he participated prior to the Notice Date upon the same terms of participation.

          (d) During Sabin's employment by the Company pursuant to this Section, Sabin shall not be entitled to earn, accrue or otherwise become entitled to any vacation time, or any payment or compensation therefor.

     4.   Additional Understandings.

          (a) In the event that Sabin relocates from the Central Florida area prior to November 30, 1999, the Company will reimburse Sabin for up to $12,500 of relocation costs reasonably paid or incurred by Sabin upon presentation of applicable receipts or other appropriate documentation.

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          (b)  The Company and Sabin acknowledge that the restrictive covenants contained in Sections 9, 10, 11 and 12 of the Employment Agreement shall survive in accordance with their respective terms; provided, however, subject to the remainder of this Section 4(b), the Company and Sabin agree that notwithstanding
Section 10 of the Employment Agreement, upon written notice to the Company (which notice shall contain a detailed description of the identity of Sabin's proposed employer, the terms and conditions of proposed employment and a copy of any employment agreement or other document or instrument relating thereto), Sabin may propose to become employed or otherwise render services to any national enterprise having time-share, vacation plan, vacation ownership or interval ownership activities in violation of Section 10(e) of the Employment Agreement. Within 15 business days after receipt of Sabin's notice pursuant to the preceding sentence, the Company shall, in its sole and absolute discretion, elect, by delivery of written notice to Sabin, to (y) accept Sabin's notice, in which case from and after the date upon which Sabin commences employment with, or first receives compensation or other remuneration from, the new employer, the Company may offset against its obligation to pay Sabin the Severance Amount under Section 2(b), the entire amount of compensation received or to be received by Sabin from Sabin's new employer for the remainder of the period in which the Severance Amount is payable, or (z) reject Sabin's notice, in which case the Company's obligation to pay Sabin the Severance Amount under Section 2(b) shall continue; provided, however, that if Sabin accepts such proposed employment despite the Company's rejection of Sabin's notice, the Company's obligation to pay Sabin the Severance Amount under Section 2(b) shall terminate for all purposes and in all respects as of the date Sabin commences employment with, or first receives compensation or other remuneration from, the new employer. Notwithstanding anything to the contrary contained in this Agreement, in the event Sabin accepts employment with a new employer (i) Sabin's employment by the Company pursuant to Section 3 shall terminate automatically without notice; and
(ii) all restrictive covenants contained in Sections 9, 10, 11 and 12 of the Employment Agreement shall continue to survive in accordance with their respective terms, except that Sections 10(a), 10(b), 10(c) and 10(e) shall be of no further force and effect.

          (c) Notwithstanding the provisions of that certain Stock Option Agreement dated as of February 27, 1997 (the "Stock Option Agreement"), the Company and Sabin agree that of the options to purchase 75,000 shares of the Company's common stock granted to Sabin pursuant the Stock Option Agreement (i) options to purchase 56,250 shares of the Company's common stock were forfeited as of the Notice Date; and (ii) options to purchase any or all of the remaining 18,750 shares of Common Stock may become vested as of March 1, 1998 at the sole and absolute discretion of the Company's Compensation Committee (it being understood that such options, if not vested, shall be forfeited effective March 1, 1998) (it being understood that the Compensation Committee of the Company shall make and notify Sabin of its determination prior to March 15, 1998).

          (d)(i) The Company and Sabin acknowledge that under Section 2(b) of that certain Registration Rights Agreement dated as of February 10, 1997 (the "Registration Rights Agreement") among the Company and the other parties thereto, Sabin has the right to require the Company to effect a Shelf Registration (as such term

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     is defined in the Registration Rights Agreement) with respect to the 25,000 shares (the "Shares") of the Company's common stock which may be acquired by Sabin pursuant to the exercise of options granted to Sabin pursuant to that certain Shareholder Option Agreement dated as of February 10, 1997 among certain affiliates of Raymond L. Gellein, Jr., Janice G. Gellein and Jeffrey A. Adler. In consideration of the Company's agreements contained in
     Section 4(d)(ii), Sabin hereby agrees to permanently waive his rights under
     Section 2(b) of the Registration Rights Agreement.

          (ii) In consideration for Sabin's agreement contained in Section 4(d)(i), the Company agrees to include all of the Shares in a registration statement (the "Resale Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "SEC"). The Resale Registration Statement shall provide for the sale of all of the Shares from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, but shall not provide for an underwritten registration. The Company may, in its sole discretion, include other securities in the Resale Registration Statement (whether for the account of the Company or others). In the event that the Company fails to cause the Resale Registration Statement to be declared effective by the SEC, prior to April 30, 1998, Sabin shall have the right, exercisable by delivery of written notice to the Company prior to June 30, 1998, to require the Company to purchase for cash all of the Shares which were not included in the Resale Registration Statement (it being agreed that the Company shall notify Sabin of the date upon which the Resale Registration Statement is declared effective by the SEC). The purchase and sale of the Shares contemplated by this Section shall take place on a date selected by the Company which is within 10 days after the Company's receipt of Sabin's notice. The per Share purchase price for any of the Shares purchased by the Company pursuant to this Section shall be equal to the average of the closing prices of the Company's common stock on the NASDAQ National Market System for a period 10 consecutive trading days prior to the date of Sabin's notice described in this Section.

     5. Confidentiality. The terms and provisions of this Agreement shall be treated by both parties as confidential in all respects, and, except as required by law or permitted by prior written consent of the other parties hereto, the parties shall not disclose these terms and provisions to any person other than their attorneys and accountants, the federal, state and local tax authorities, and, in Sabin's case, his wife.

     6. Non-Disparagement. Sabin shall not engage or cause others to engage in any act detrimental to the Company, its customers, employees or other business relations and shall not make or cause others to make any disparaging statements, whether written or oral, with respect to the Company, its business, directors, officers, shareholders or any affiliates thereof. The Company shall not engage or cause others to engage in any act detrimental to Sabin or his business relations and shall not make or cause others to make any disparaging statements, whether written or oral, with respect to Sabin. If prospective employers considering the employment of Sabin so request, the Company will provide the dates of Sabin's employment by

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the Company, the positions held and indicate that Sabin voluntarily resigned and remains "eligible for re-hire."

     7. Release. Effective immediately on the date hereof, Sabin, for himself, his affiliates, agents, servants, heirs, personal representatives and legal representatives (the "Sabin Releasing Parties"), fully and unconditionally waives, releases and forever discharges all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, including, but not limited to, claims brought under Title VII of the Civil Rights Act of 1964, as amended (42 U.C.S. (S)(S) 2000e et seq.), Sections 1981 through 1988 of Title 42 of the United States Code (42 U.S.C. (S)(S) 1981-88), the Age Discrimination in Employment Act (29 U.S.C. (S)(S) 621 et seq.), the Americans with Disabilities Act (42 U.S.C. (S)(S) 12101 et seq.), the Fair Labor Standards Act (29 U.S.C. (S)(S) 201 et seq.), or any other federal, state or local law, ordinance, statute or regulation dealing in any respect with employment or discrimination in employment; claims for compensation, vacation pay or benefits; and/or any claims, demands or actions brought on the basis of any contract, express or implied, or tort on the basis of an alleged wrongful discharge under the common law of any state (any of the foregoing, individually, a "Claim"), which each of the Sabin Releasing Parties ever had, now have, or hereafter may have against the Company or any of its stockholders, subsidiaries, affiliates, directors, officers, successors or assigns and their respective officers, directors, controlling persons (if any), affiliates, employees, attorneys, agents and stockholders, (each, a "Company Releasee") whether known or unknown, whether now existing or which may hereafter arise, which any Sabin Releasing Party had, has or claims to have against them with respect to all matters that existed amongst the parties hereto prior to the execution of this Agreement, except that "Claims" as herein defined shall not include claims and causes of action arising out of or relating to this Agreement or any other agreement, document or instrument executed and delivered at or in connection with the transactions contemplated hereby.

     Sabin intends in granting the Company this release that it shall be effective as a bar to each and every Claim, and expressly consents that this release shall be given full force and effect according to its terms and provisions, including those relating to unknown and unsuspected Claims, if any, (notwithstanding any federal, state or local law that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), as well as those relating to any other Claims described or implied above. Sabin acknowledges and agrees that this waiver is an essential and material term of this Agreement and without such waiver, the Company would not have entered into this Agreement. Sabin further agrees that in the event any Sabin Releasing Party brings any Claim in which any Sabin Releasing Party seeks damages against any Company Releasee or in the event any Sabin Releasing Party seeks to recover against any Company Releasee in any Claim brought by a governmental agency on behalf of any Sabin Releasing Party, this release shall serve as a complete defense to such Claims. Sabin understands and agrees that this Agreement and the transactions contemplated hereby are not in any way to be interpreted as admissions by any Company Releasee that any of Sabin Releasing Party has any viable Claims against any Company Releasee.

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     8.   Covenant Not to Sue.  Sabin, for himself and each Sabin Releasing
Party, covenants and agrees with the Company to forever refrain and desist from the institution of any demand, action, lawsuit or other proceeding against any of the Company Releasees with respect to, relating to, or in any way arising out of the terms and provisions of the Employment Agreement or any of the transactions contemplated thereby (other than as may be necessary to enforce Sabin's rights hereunder).

     9. Consideration/Revocation Periods. Sabin understands and acknowledges that he has been given twenty-one (21) days within which to consider this Agreement before signing it and agreeing to be bound by its terms. Sabin further understands that he shall have seven (7) days after he signs this Agreement to revoke his signature by hand delivering written notice of such revocation to the Chairman of the Board or the President of the Company and that, unless so revoked prior to the expiration of such seven (7) day period, the Agreement shall become effective upon the expiration of such seven (7) day period.

     10. Voluntary and Knowledgeable Act. Sabin hereby acknowledges that he has read this Agreement (and particularly the Release contained in Section 7 hereof and the Covenant Not to Sue contained in Section 8 hereof); that he has been encouraged to review it with an attorney of his choice; and that he executes it voluntarily and with full knowledge of its meaning and consequence.

     11.  Miscellaneous.

          (a) Expenses. Each party hereto shall bear its own costs and expenses with respect to the transactions contemplated hereby.

          (b) Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

          (c) Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          (d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          (e) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

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RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (f) Forum Selection and Consent to Jurisdiction. EACH OF THE COMPANY AND SABIN AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT BETWEEN OR AMONG SUCH PARTIES, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA LOCATED IN ORANGE COUNTY, FLORIDA, OR IN THE UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF FLORIDA, ORLANDO DIVISION. EACH OF THE COMPANY AND SABIN HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA LOCATED IN ORANGE COUNTY, FLORIDA, OR IN THE UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF FLORIDA, ORLANDO DIVISION. EACH OF THE COMPANY AND SABIN HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h) Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

          (i) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment of any rights or obligations shall be made by any party without the written consent of each other party.

          (j) No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective affiliates, directors, officers, employees, agents, heirs and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

          (k) Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof

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shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          (l) Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

          (m) Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties, including, without limitation, the Employment Agreement (except to the extent set forth herein) and the Stock Option Agreement.

          (n) Attorneys' Fees and Costs. In the event a dispute arises between the parties hereto and suit is instituted, the prevailing party or parties in such litigation shall be entitled to recover reasonable attorneys' fees and other costs and expenses from the non-prevailing party or parties, whether incurred at the trial level or in any appellate proceeding.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      THE COMPANY:

                                      VISTANA, INC., a Florida corporation



                                      By: /S/ Matthew E. Avril
                                         --------------------------------------
                                         Name:  Matthew E. Avril
                                         Title: Executive Vice President, Chief
                                                Operating Officer

                                      SABIN:


                                      /s/ John M. Sabin
                                      -----------------------------------------
                                             John M. Sabin


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